Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-115851, No. 333-135525, No. 333-161138 and No. 333-157728) of Sun Healthcare Group, Inc. of our report dated March 3, 2011 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Irvine, California
March 3, 2011